SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2001

                      HIGHWOODS REALTY LIMITED PARTNERSHIP
                      ------------------------------------
               (Exact name of registrant specified in its charter)

  North Carolina             0-21731                     56-1869557
  --------------             -------                     ----------
(State of Formation)  (Commission File Number) (IRS Employer Identification No.)


         3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (919) 872-4924
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         We refer to (1) Highwoods Properties, Inc. as the "Company," (2)
Highwoods Realty Limited Partnership as the "Operating Partnership," (3) the Company's common stock as "Common Stock" and (4) the Operating Partnership's common partnership interests as "Common Units."

Item 5.  Other Events

         During 2000, the Company repurchased 4.2 million shares of Common Stock and Common Units at a weighted average price of $23.69 per share/unit, for a total purchase price of $100.2 million. From January 1, 2001 to January 25, 2001, the Company repurchased 1.1 million shares of Common Stock and Common Units at a weighted average price of $25.05 per share/unit, for a total purchase price of $28.2 million.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            HIGHWOODS REALTY LIMITED PARTNERSHIP

                            By:  Highwoods Properties, Inc., its general partner

                            By: /s/ Carman J. Liuzzo
                               -------------------------------------------------
                                Carman J. Liuzzo
                                Vice President, Chief Financial Officer
                                and Treasurer

Dated:  January 25, 2001